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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                   STATE OF                                        PERCENTAGE
               COMPANY NAME                      INCORPORATION              TAX I.D.                OWNERSHIP
               ------------                      -------------              --------                ---------
Citizens Insurance Company of America              Colorado                84-0583103              100% Direct

Insurance Investors, Inc.                            Texas                 74-1458561             100% Indirect

Industrial Benefits, Inc.                            Texas                 76-0159854             100% Indirect

Computing Technology, Inc.                         Colorado                84-1037266             100% Indirect

American Liberty Exploration Corporation,
1981-1                                             Louisiana               72-0914867             100% Indirect

Funeral Homes of America, Inc.                     Louisiana               72-1148400             100% Indirect

First Investors Group, Inc.                        Illinois                37-1252577              100% Direct

Excalibur Insurance Corporation                    Illinois                37-1357477              100% Direct

Central Investors Life Insurance Company
of Illinois                                        Illinois                37-0862705             100% Indirect


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